Exhibit 10.15

Neff Holdings LLC

2014 Incentive Bonus Plan

Section 1.  Purpose

The purpose of the Neff Holdings LLC 2014 Incentive Bonus Plan is to provide incentives to certain managers and employees of the Company Group based on the amount of cash proceeds returned to Sponsor under certain specified circumstances.

Section 2.  Definitions

When used in this Plan, unless the context otherwise requires, the following terms shall have the meanings set forth next to such terms:

(a)                                 “Award” shall mean the contingent right of a Participant to receive a payment under the Plan, subject to the terms and conditions of the Plan.

(b)                                 “Award Agreement” shall mean a written agreement entered into between the Company and the Participant in connection with an Award (including any notice of an Award executed and delivered by the Company to a Participant and which is countersigned or acknowledged by such Participant).

(c)                                  “Award Percentage” shall mean the percentage of the Award Pool granted to a Participant pursuant to an Award as provided in Section 5.

(d)                                 “Award Pool” shall mean the incentive pool established pursuant to the Plan in accordance with Section 5.

(e)                                  “Board” shall mean the Board of Managers of the Company (or equivalent governing body) or a committee established by the Board with the authority to oversee, administer and implement the Plan.

(f)                                   “Class A Units” shall mean the Class A Voting Common Units of the Company.

(g)                                  “Company” shall mean Neff Holdings LLC, a Delaware limited liability company.

(h)                                 “Company Group” shall mean any of the Company or its direct or indirect subsidiaries, including Operating Company.

(i)                                     “Effective Date” shall mean the date this Agreement is approved by the Board.

(j)                                    “Operating Company” shall mean Neff Rental LLC.

(k)                                 “Participant” shall mean a manager or an employee of the Company Group who has been granted an Award under the Plan.

(l)                                     “Plan” shall mean the Neff Holdings LLC 2014 Incentive Bonus Plan, as it may be amended or supplemented from time to time.

(m)                             “Proceeds” shall mean actual cash proceeds received by Sponsor in connection with the sale, disposition or transfer of its Class A Units in the Company on or after the Effective Date in addition to any cash dividends or cash distributions paid by the Company to Sponsor on account of Sponsor’s Class A Units in the Company.

(n)                                 “Sponsor” shall mean Wayzata Opportunities Fund II, L.P. and Wayzata Opportunities Fund Offshore II, L.P., holders of Class A Units in the Company.

Section 3.  Plan Administration

The Plan shall be administered by the Board.  The Board shall have such powers and authority as may be necessary or appropriate for the Board to carry out its functions as described herein, including, but not limited to, (i) complete authority to interpret and administer the Plan, any Awards granted under the Plan and, if applicable, any Award Agreements evidencing Awards granted under the Plan, (ii) exercise all of the powers granted to it under the Plan, (iii) construe, interpret and implement the Plan and, if applicable, any Award Agreements, (iv) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (v) make all determinations necessary or advisable in administering the Plan, (vi) correct any defect, supply any omission and reconcile any inconsistency in the Plan, (vii) amend the Plan to reflect changes in applicable law, (viii) delegate such powers and authority to such person as it deems appropriate, and (ix) waive any conditions under any Awards or, if applicable, any Award Agreements.  The determination of the Board on all matters relating to the Plan or, if applicable, any Award Agreement shall be final, binding and conclusive.  No member of the Board shall be liable for any action or determination made in good faith by the Board with respect to the Plan or any Award thereunder.

Section 4.  Grant of Awards

The Board shall determine the Participants to whom Awards are granted under the Plan and the terms of such Awards, in accordance with, and not inconsistent with the terms of the Plan.

As of the Effective Date, the Board has determined to grant Awards to those Participants identified on Exhibit A hereto, with an Award Percentage identified next to each such Participant’s name on Exhibit A hereto.

Section 5.  Award

(a)                                 Initial Award Pool.  At such time as Sponsor receives Proceeds that equal or exceed $81,000,000, an incentive pool (the “Initial Award Pool”) will be established by Operating Company (the date such Initial Award Pool is established shall be referred to as the “Initial Pool Establishment Date”) equal to $2,100,000.

(b)                                 Subsequent Award Pool.  At such time as Sponsor receives Proceeds that equal or exceed $108,000,000, an additional incentive Pool (the “Subsequent Award Pool”) will be established by Operating Company (the date such Subsequent Award Pool is established shall be

referred to as the “Subsequent Pool Establishment Date”) equal to $2,100,000.   The Subsequent Award Pool shall be separate and distinct from the Initial Award Pool.  Each of the Initial Award Pool and the Subsequent Award Pool are referred to herein as an “Award Pool” and each of the Initial Pool Establishment Date and the Subsequent Pool Establishment Date are referred to herein as a “Pool Establishment Date”.

(c)                                  Award Percentage.  Each Participant who is granted an Award shall be granted a percentage share (an “Award Percentage”) of the Award Pool as indicated for such Participant on Exhibit A.

(d)                                 Forfeiture of Awards.  In the event any Participant’s Award is forfeited as a result of such Participant’s termination of employment with (or service to) any member of the Company Group or otherwise, each remaining Participant in the Plan shall be entitled to an additional Award equal to his or her Award Percentage multiplied by the Award Percentage of the forfeiting Participant multiplied by the Award Pool.

Section 6.  Entitlement to Awards and Payment

(a)                                 Entitlement to Payments.  Payments pursuant to Awards shall be earned only upon a return of Proceeds to Sponsor which results in the establishment of an Award Pool, as determined by the Board and Sponsor, and a Participant shall only be eligible to receive payments pursuant to his or her Award:

(i)                                     to the extent a Participant is given an Award Agreement, the Participant has signed and returned the Award Agreement (or related acknowledgement) in the time period specified in such Award Agreement;

(ii)                                  provided the Participant remains employed by (or in service to) the Company Group at the time of the relevant Pool Establishment Date; and

(iii)                               if requested by the Board, the Participant has executed and delivered to the Company an enforceable release of claims in the form provided by the Company, which shall be in substantially the form attached as Exhibit B hereto (the “General Release”), and the consideration and revocation period described therein (which shall not be longer than thirty days) has expired without the General Release having been revoked.

In no event shall a Participant be entitled to payment under an Award (x) if the Pool Establishment Date does not occur prior to December 31, 2021, or (y) if Proceeds returned to Sponsor do not result in the establishment of an Award Pool under Section 5.

(b)                                 Form.  All payments due under the Plan shall be made in cash and may be made through the Company Group’s payroll system.

(c)                                  Timing of Payments.  All payments to a Participant hereunder shall be paid in a single, lump-sum within thirty (30) days of the applicable Pool Establishment Date; provided, however, if any such payment is to be made through the Company Group’s payroll system and if such payment cannot be made on such Pool Establishment Date through the Company Group’s payroll system, such payment shall be made on the first reasonably practicable day following such Pool Establishment Date which such payment can be made through the Company Group’s payroll system (but in no event later than two and one-half months after the end of the calendar year in which such Pool Establishment Date occurs).

Section 7.  Service Requirement

Any payment to a Participant under the Plan pursuant to an Award shall be conditioned upon such Participant’s continued employment with (or service to) the Company Group from the date of grant of such Award until the Pool Establishment Date.  A Participant shall not be entitled to the payment of an Award if his or her employment (or service) is terminated at any time or for any reason prior to the applicable Pool Establishment Date.

If a Participant’s employment with (or service to) the Company Group is terminated for any reason prior to the Initial Pool Establishment Date, the Participant shall be deemed to have forfeited any and all interest in any Award held by the Participant.  Furthermore, if a Participant’s employment with (or service to) the Company Group is terminated for any reason subsequent to the Initial Pool Establishment Date but prior to the Subsequent Pool Establishment Date, the Participant shall be deemed to have forfeited any and all interest in any remaining Award held by the Participant.

Section 8.  Unfunded Status

All amounts which become payable pursuant to this Plan remain general obligations of the Operating Company.  All payments made pursuant to this Plan shall come from the general assets of the Operating Company.  The payment of any amount is not secured by any specific assets of the Company Group.  No Participant shall be entitled to or have any rights of a member of the Company with respect to any Award granted under this Plan.

Section 9.  General Rules Applicable to Awards

All Awards shall be subject to the following:

(a)                                 The obligation of the Operating Company to make payment with respect to an Award shall be subject to all applicable laws, rules and regulations and to such approvals by government agencies as may be required.

(b)                                 The Operating Company shall have the right to withhold from payment made under any Awards any federal, state or local taxes as required by law to be withheld with respect to such Awards.  Any such taxes are the sole responsibility of the Participant and the Participant shall have no right to indemnification for any or all taxes owed in connection with payment under such Awards.

(c)                                  No Award may be transferred by a Participant other than by will or by the laws of descent and distribution.

(d)                                 Where the day on or by which anything is to be done is not a business day, it shall be done on or by the first business day thereafter.

Section 10.  General Provisions

(a)                                 No Right to Employment.  Nothing contained in this Plan shall confer upon any Participant the right to continue in the employ of or service with the Company Group, or affect any rights which the Company Group may have to terminate such employment or service for any reason at any time.

(b)                                 Non-Uniform Determinations.  The Board’s determinations of Awards under the Plan need not be uniform and may be made by it selectively among persons who receive or are eligible to receive Awards (whether or not such persons are similarly situated).  Without limiting the generality of the foregoing, the Board shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Awards, as to the person to receive Awards under the Plan.

(c)                                  Section Headings; Construction.  The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of the sections.  All words used in this Plan shall be construed to be of such gender or number, as the circumstances require.  Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

(d)                                 Governing Law.  This Plan, any Award hereunder, any Award Agreement and any conflicts arising hereunder or thereunder or related hereto or thereto shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws, regardless of the laws that might otherwise govern under applicable principles, to the fullest extent permitted by law, of conflicts of laws.

(e)                                  Confidentiality.  The Participant agrees to maintain in confidence and not disclose the terms of this Plan or any Award granted hereunder (except to the Participant’s immediate family and his or her professional advisors).

(f)                                   Severability; Entire Agreement.  In the event any provision of this Plan, any Award Agreement, or any Award shall be held illegal, invalid or unenforceable for any reason, the illegality, invalidity or unenforceability shall not affect the remaining provisions of this Plan, such Award or such Award Agreement (as applicable) and such illegal, invalid or unenforceable provision shall be deemed modified as if the illegal, invalid or unenforceable provisions had not been included.  The Plan, any Award and, if applicable, any Award Agreement, contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral, with respect to the subject matter thereof.

(g)                                  No Third-Party Beneficiaries.  Except as expressly provided therein, none of the Plan or any Award or, if applicable, any Award Agreement shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

(h)                                 Freedom of Action.  Nothing contained in the Plan or, if applicable, any Award Agreement shall be construed to prevent the Company Group, Sponsor, or their affiliates from taking any corporate action, including, but not limited to, any recapitalization, reorganization, merger, consolidation, dissolution or sale, which is deemed by the Company Group, Sponsor or their affiliates to be appropriate or in its or their best interest, whether or not such action would have an adverse effect on the Plan or any Awards thereunder.

(i)                                     Section 409A.  It is the intention of the Board that all payments and benefits under this Plan shall be made and provided in a manner that is exempt from taxation under Section 409A of the Internal Revenue Code and the rules and regulations thereunder, to the extent applicable.  Any ambiguity in this Plan shall be interpreted to comply with the foregoing.  Each amount payable pursuant to this Plan shall be deemed to be a separate payment for purposes of Section 409A of the Internal Revenue Code.  For all purposes under the Plan, any iteration of the word “termination” (e.g., “terminated”) with respect to a Participant’s employment or service, shall mean a separation from service within the meaning of Section 409A of the Internal Revenue Code and the regulations thereunder.  Notwithstanding the foregoing, no member of the Company Group nor any of their affiliates shall be liable to, and each Participant shall be solely liable and responsible for, any taxes (or penalties) that may be imposed on such Participant under Section 409A of the Code with respect to the Participant’s receipt of any Award and payment thereunder.

(j)                                    Amendment, Suspension or Termination of the Plan.  The Board may from time to time suspend, discontinue, terminate, revise or amend (i) the Plan in any respect whatsoever and (ii) any Award Agreement; provided, however, that in no event shall any such action adversely affect the rights of any Participant in any material respect (without regard to any effect resulting from the individual circumstances of such Participant) with respect to any previously granted Award without such Participant’s consent, except to the extent such action is required by, or is necessary to comply with, law.   If Sponsor disposes of all of its Class A Units and the Proceeds returned to Sponsor on account of its all of its Class A Units do not result in the establishment of an Award Pool under Section 5, then this Plan will thereupon be terminated.

(k)                                 Successors and Assigns.  The terms of this Plan shall be binding upon and inure to the benefit of the Company, its subsidiaries and their successors and assigns.